UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10932	13-3487784
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

250 West 34th Street 3rd Floor New York, NY 10119 (Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WETF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Daniela Mielke as a Class II Director

On September 15, 2022, the Board of Directors (the “Board”) of WisdomTree Investments, Inc. (the “Company”) appointed Daniela Mielke to serve as a Class II member of the Board, effective September 21, 2022, to fill the vacancy resulting from Susan Cosgrove’s resignation, with an initial term expiring at the Company’s 2023 annual meeting of stockholders. The Board has determined that Ms. Mielke qualifies as an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

Ms. Mielke will receive cash and equity compensation as provided under the Company’s Non-Employee Director Compensation Program. Pursuant to this program, upon appointment to the Board, Ms. Mielke will receive deferred restricted stock units with a value of $81,369 under the Company’s 2022 Equity Plan, which number of units will be determined based on the closing price of the Company’s common stock at the close of business on the effective date of her appointment, and will vest on the first anniversary of such date. The Company has entered into its standard director indemnification agreement with Ms. Mielke.

There are currently no arrangements or understandings between Ms. Mielke and any other person pursuant to which Ms. Mielke was appointed to serve as a member of the Board. The Company is not aware of any transaction involving Ms. Mielke requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Mielke has not yet been appointed to any standing committees of the Board. The Company will file an amendment to this Form 8-K to disclose any such appointments after they are made.

Ms. Mielke, 57, is Managing Partner of Commerce Technology Advisors, LLC, a privately held firm which she founded in April 2016, and which provides consulting services to technology, financial services and private equity companies on organic and inorganic growth strategies including building payment businesses and using artificial intelligence. From February 2018 to December 2020, she served as the Chief Executive Officer, North America of RS2 Inc., one of the leading providers of payment processing services in Europe and Asia Pacific. From September 2013 to April 2016, Ms. Mielke was Chief Strategy and Product Officer at Vantiv, Inc., which was at the time the largest merchant acquirer in the United States. From May 2010 to September 2013, she was VP, Head of Global Strategy and Market Intelligence for PayPal Inc. Ms. Mielke co-founded a-connect in 2001, a consulting firm which provides financial services and other consulting services, and rejoined in 2007 until 2009 to establish and direct new operations for the West Coast and lead its global marketing function. From 2002 to 2007, Ms. Mielke served as VP of Product and SVP of Strategy and Market Intelligence at Visa International. From 1998 to 2002, Ms. Mielke was an Engagement Manager for McKinsey & Company, a worldwide management consulting firm. She currently serves on the board of directors of FTAC Athena Acquisition Corp. (NASDAQ: FTAA), a SPAC, since February 2021, and Nuvei Corporation (TSX: NVEI and NVEI.U), a global payment technology provider, since August 2020. She also has been a director of The Bancorp, Inc. (NASDAQ: TBBK), a bank holding company, and its subsidiary bank, The Bancorp Bank, since August 2019. Ms. Mielke also currently serves on the board of directors of FINCA International, a global NGO dedicated to alleviating poverty. Ms. Mielke received her bachelor’s degree in Hotel and Restaurant Management from the École hôtelière de Lausanne, an M.B.A. in International Management from the IMD Business School and an M.S. in Economics from the University of Fribourg.

A copy of the press release containing information about Ms. Mielke’s appointment is being furnished as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit 99.1	Press Release, dated September 21, 2022

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree Investments, Inc.

Date: September 21, 2022	By:	/s/ Marci Frankenthaler
Marci Frankenthaler
Chief Legal Officer and Secretary

3